UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) October 21, 1998
                                                          ----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02481
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)



                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On October 21, 1998, the Company issued a press release reporting on its financial results for the third quarter of 1998 (see attached press release).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: October 22, 1998
      ----------------



                                  EXHIBIT INDEX

Exhibit Number                              Exhibit Description
--------------                              -------------------

(99)                                        Press Release dated October 21, 1998

FOR IMMEDIATE RELEASE
---------------------
21 October 1998

                    EG&G REPORTS INCREASED EARNINGS PER SHARE
                           FOR THE THIRD QUARTER 1998
     Company Continues to Benefit From Operating Improvements, Consolidation

Wellesley, Massachusetts....EG&G, Inc. today announced third-quarter 1998 income of $14.6 million, or $0.32 per share. A capital gain, partially offset by one-time costs, contributed an additional $0.02 per share, net. The 28% increase to $0.32 per share compares to third-quarter 1997 income of $11.8 million, or $0.25 per share, excluding nonrecurring items ($0.05 per share) and including earnings contribution from divested operations ($0.11 per share). Third-quarter 1998 sales on a base operations basis increased 9% to $343.5 million, compared to $314.8 million in the same period in 1997. On a reported basis, third-quarter 1998 income from continuing operations increased 11% to $15.4 million, or $0.34 per share, from $13.9 million, or $0.30 per share, for the comparable period in 1997.

EPS                                                        3Q 1998    3Q 1997
                                                           -------    -------
  Continuing operations before nonrecurring
  items and contract close-out costs ...................     $0.32      $0.25
  Nonrecurring items and contract close-out
  costs, net ...........................................      0.02       0.05
                                                             -----      -----

  As reported ..........................................     $0.34      $0.30
                                                             =====      =====

Chairman and CEO John M. Kucharski stated, "We continue to see great progress across all of our business units. We are reconfirming our estimates of achieving $1.32 earnings per share from continuing operations in 1998 and $1.60 per share in 1999."

Gregory L. Summe, President and COO added, "We are pleased that our overall operations continue to perform well in spite of the difficult economic environment. The improvements in productivity and growth have more than offset sales pressure due to: Asia, softness in the semiconductor business and effects of the General Motors strike. We are continuing to strengthen our organization and are well prepared to sustain our consistent earnings growth through 1999."

Financial Highlights:

  (in millions)                           3Q 1998  3Q 1997  9 mos. 1998  9 mos. 1997
  -------------                           -------  -------  -----------  -----------
  Base operations*
  Sales ................................  $ 343.5  $ 314.8     $1,033.0      $ 942.0
  Operating income from continuing
  operations ...........................     23.1     13.6         60.8         35.7

* Base operations - results exclude nonrecurring items, contract close-out costs and divested operations. See pages 4, 5 and 6 of this release for actual results.

                                     -more-

EG&G REPORTS INCREASED EARNINGS PER SHARE
21 October 1998
Page 2 of 6

Third-Quarter Financial Highlights Presented on a Base Operations Basis:
------------------------------------------------------------------------
      INSTRUMENTS segment sales increased slightly to $71.1 million; operating income increased 2% to $5.8 million compared with the same period last year due primarily to higher sales and a favorable product mix in the Life Sciences business. Offsetting this strong performance, the segment experienced lower sales of X-ray screening equipment due to the delay and reduction of certain shipments related to international sales.

      MECHANICAL COMPONENTS segment sales increased 43% to $42.0 million; operating income increased from $0.7 million to $5.3 million compared to 1997 third-quarter levels. The sales increase was due, in part, to the acquisition of Belfab in April of this year as well as overall strength in the aerospace business. The increase in operating income was attributable to increases at most divisions. Partially offsetting these increases was a continued downturn in the semiconductor industry.

      OPTOELECTRONICS segment sales decreased 6% to $62.2 million; operating income increased 37% to $5.5 million compared with the same period last year. The decrease in sales was primarily due to lower sales in low-margin circuit board assemblies and a slowdown in the semiconductor industry. Improvements at IC Sensors, the absence of contamination issues which hindered results in 1997 and margin improvement across all divisions contributed to the increase in operating income.

      The TECHNICAL SERVICES segment sales increased 11% to $168.3 million; operating income increased 44% to $13.7 million compared to 1997 levels. The sales increase was due primarily to additional contract work as well as stronger revenue contribution from services provided for the privatization of the Defense Logistics Agency depot. The strong performance was partly offset during the quarter by continued pressure in the automotive testing industry due to the strike at General Motors. The increase in third-quarter 1998 operating income was due primarily to increased sales from new contracts.

Recent events included:
-----------------------
      AUGUST 24: EG&G, Inc. announced that its joint venture with Johnson Controls was unsuccessful in its bid to provide support services to NASA and the U.S. Air Force at Florida's Kennedy Space Center, Cape Canaveral and Patrick Air Force Base. The joint venture, The Launch Support Company, consisted of EG&G Florida and Johnson Controls. EG&G is protesting the decision.

      SEPTEMBER 9: EG&G, Inc., announced that its EG&G Services division had been awarded a U.S. Marine Corps contract that could total approximately $40 million over five years. EG&G will provide engineering, analytical, logistics planning, and business support services for the Advanced Amphibious Assault Vehicle, the premier new U.S. Marine Corps system for the 21st Century. The work will be performed at EG&G facilities in Manassas and Woodbridge, VA.

      SEPTEMBER 14:EG&G named Stephen P. De Falco as Vice President of Strategic Planning and Business Development and Gregory D. Perry as Controller.

      SEPTEMBER 24: EG&G Services announced that it had been awarded a contract from the U.S. Navy's Fleet Technical Support Center, Atlantic that could total approximately $144 million over five years. EG&G will provide engineering and technical services to support tasks in functional areas such as: technical assistance/training, assessments, modernization, industrial/pierside refurbishment, and logistics. The work will be executed at EG&G facilities in Hampton Roads, Virginia, and has provisions for similar support services at all major naval bases.

                                     -more-

EG&G REPORTS INCREASED EARNINGS PER SHARE
21 October 1998
Page 3 of 6

      OCTOBER 8: EG&G, Inc. and Daimler-Benz AG opened Germany's newest state-of-the-art automotive testing facility, the Papenburg Proving Ground in Emsland, Germany. Papenburg is Europe's largest automotive test track, and Mercedes-Benz's first dedicated large-scale testing complex. The facility is jointly operated by an EG&G German subsidiary and Mercedes-Benz technology (MBtech), a wholly-owned subsidiary of Daimler-Benz.

Forward-Looking Information
---------------------------
         All statements contained herein that refer to a time after September 27, 1998, including the words will, will be, estimated to be, could be, expect, believe, will continue, expected to, and plan, or statements referring to goals, the future or future actions, continuing actions, trends, strategies, initiatives, challenges or opportunities, or which otherwise are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including but not limited to the factors set forth below.

Factors Affecting Future Performance
------------------------------------
         In the Instruments, Mechanical Components and Optoelectronics industry segments, future performance will be highly dependent on the technological success, market acceptance, competitive position of our businesses, product performance and ability to reach cost targets of new and continuing program initiatives. Improved operational efficiency will be required to offset increasing price pressure in many of the Company's product offerings. Other factors that may impact future earnings performance of the Company include the ability to replace sales and earnings lost through divestitures, the General Motors strike, the loss of the Kennedy Space Center contract, circuit board assembly sales reductions, downturn in the semiconductor industry, declining X-ray screening equipment trends, potential issues related to economic and financial difficulties arising in Asia and other international markets, unanticipated issues associated with the Year 2000 dating problem, difficulty in attracting and retaining key personnel in certain areas and the success of continued integration efforts related to the Belfab acquisition in the Mechanical Components segment. The future results of the Optoelectronics segment are also dependent on management's ability to maintain IC Sensors at break-even, the successful introduction of new products, improvement in manufacturing yields and implementation of cost reductions, including the successful transfer of assembly activities to lower-cost geographic locations.
         In the Technical Services segment, the Company operates in a highly competitive procurement environment in the automotive testing and government services businesses. The income generated by many of the government contracts is dependent on meeting certain performance criteria. In accordance with government regulations, all of the Company's government contracts are subject to termination for the convenience of the government.
         Movements in foreign exchange rates could affect operating results. Effective tax rates in the future could be affected by changes in the geographical distribution of income, utilization of non-U.S. net operating loss carry-forwards, repatriation costs, resolution of outstanding tax audit issues and changes in the portfolio of businesses.

EG&G, INC. IS A GLOBAL TECHNOLOGY COMPANY THAT PROVIDES COMPLETE SYSTEMS, AS WELL AS PRODUCTS TO MEDICAL, AEROSPACE, SEMICONDUCTOR, PHOTOGRAPHIC AND OTHER INDUSTRIES. IT DELIVERS SKILLED SUPPORT SERVICES TO GOVERNMENT AND INDUSTRIAL CUSTOMERS. BASED IN WELLESLEY, MASSACHUSETTS, EG&G HAS ANNUAL SALES OF APPROXIMATELY $1.4 BILLION AND MORE THAN 12,000 EMPLOYEES WORLDWIDE.

For further information contact:        Deborah S. Lorenz, EG&G, Inc.
                                        Tel. (781) 431-4306


                                     -more-

                      CONSOLIDATED STATEMENT OF OPERATIONS
                           EG&G, Inc. and Subsidiaries

                                                       Third Quarter Ended           Nine Months Ended
                                                       -------------------           -----------------
                                                     Sept. 27,      Sept. 28,     Sept. 27,     Sept. 28,
(In thousands except per share data)                      1998           1997          1998          1997
------------------------------------                      ----           ----          ----          ----

SALES ..........................................     $ 343,487      $ 358,368    $1,055,705    $1,074,046

Cost of Sales ..................................       260,500        266,726       793,809       805,353
Research and Development Expenses ..............        10,400         10,744        32,383        33,817
Selling, General and
    Administrative Expenses.....................        52,392         60,569       172,519       180,026

Restructuring Charges ..........................            --             --        54,500            --

Asset Impairment Charge ........................            --             --         7,400        28,200

Gains on Dispositions ..........................            --             --      (125,822)           --
                                                     ---------      ---------    ----------    ----------
OPERATING INCOME FROM
    CONTINUING OPERATIONS .......................       20,195         20,329       120,916        26,650

Other Income (Expense), Net ....................         3,925            701         1,845        (3,975)
                                                     ---------      ---------    ----------    ----------
Income From Continuing
    Operations Before Income Taxes .............        24,120         21,030       122,761        22,675

Provision for Income Taxes .....................         8,683          7,151        41,227        12,618
                                                     ---------      ---------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS ..............        15,437         13,879        81,534        10,057

Income From Discontinued Operations,
    Net of Income Taxes ........................            --            711            --         2,714
                                                     ---------      ---------    ----------    ----------

NET INCOME .....................................     $  15,437      $  14,590    $   81,534    $   12,771
                                                     =========      =========    ==========    ==========

Basic Earnings Per Share:
CONTINUING OPERATIONS ..........................         $ .34          $ .30         $1.79         $ .22
Discontinued Operations ........................            --            .02            --           .06
                                                         -----          -----         -----         -----
NET INCOME .....................................         $ .34          $ .32         $1.79         $ .28
                                                         =====          =====         =====         =====

Diluted Earnings Per Share:
CONTINUING OPERATIONS ..........................         $ .33          $ .30         $1.77         $ .22
Discontinued Operations ........................            --            .02            --           .06
                                                         -----          -----         -----         -----
NET INCOME .....................................         $ .33          $ .32         $1.77         $ .28
                                                         =====          =====         =====         =====

Weighted Average Shares of
    Common Stock Outstanding:
      Basic ....................................        45,711         45,602        45,552        45,903
      Diluted ..................................        46,218         45,790        46,089        46,072

                           OTHER FINANCIAL INFORMATION
                           EG&G, Inc. and Subsidiaries

                                                         Nine Months Ended
                                                         ----------------
                                                     Sept. 27,      Sept. 28,
(In thousands)                                            1998           1997
--------------                                            ----           ----
Purchases of Common Stock:
    Number of shares ...........................         1,785          1,332
    Cost of shares .............................      $ 41,217       $ 28,104

Cash and Cash Equivalents.......................      $178,649       $ 57,155
Total Debt .....................................      $137,829       $153,417

All figures shown are subject to year-end audit.                     Page 4 of 6

              SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS
                               BY INDUSTRY SEGMENT
                           EG&G, Inc. and Subsidiaries

                                   Third Quarter Ended    Third Quarter Ended Sept. 28, 1997
                                   -------------------    ----------------------------------
                                       Sept. 27,            Total      Divested          Base
(In thousands)                              1998       Operations    Operations    Operations(a)
--------------                              ----       ----------    ----------    ----------
INSTRUMENTS
Sales ..............................   $  71,075        $  70,714     $  (2,627)    $  68,087
Operating Income Before Nonrecurring       5,849            6,068          (337)        5,731
                                             8.2%             8.6%         12.8%          8.4%
Integration Costs ..................          --           (2,092)
Operating Income ...................       5,849            3,976

MECHANICAL COMPONENTS
Sales ..............................   $  41,990        $  70,420     $ (40,972)    $  29,448
Operating Income Before Nonrecurring       5,281            7,298        (6,635)          663
                                            12.6%            10.4%         16.2%          2.3%
Integration Costs ..................        (600)            (139)
Gains on Dispositions ..............          --            4,223
Operating Income ...................       4,681           11,382

OPTOELECTRONICS
Sales ..............................   $  62,162        $  66,309
Operating Income Before Nonrecurring       5,540            4,045
                                             8.9%             6.1%
Integration Costs ..................          --           (1,117)
Operating Income ...................       5,540            2,928

TECHNICAL SERVICES
Sales ..............................   $ 168,260        $ 150,925
Operating Income Before Nonrecurring      13,671            9,486
                                             8.1%             6.3%
Contract Closeout Costs ............      (2,300)              --
Integration Costs ..................          --             (288)
Operating Income ...................      11,371            9,198

GENERAL CORPORATE EXPENSES
Before Nonrecurring ................   $  (7,246)       $  (6,287)
Integration Costs ..................          --             (868)
General Corporate Expenses .........      (7,246)          (7,155)

CONTINUING OPERATIONS
Sales ..............................   $ 343,487        $ 358,368     $ (43,599)    $ 314,769
Operating Income Before Nonrecurring      23,095           20,610        (6,972)       13,638
                                             6.7%             5.8%         16.0%          4.3%
Contract Closeout Costs ............      (2,300)              --
Integration Costs ..................        (600)          (4,504)
Gains on Dispositions ..............          --            4,223
Operating Income ...................      20,195           20,329


(a) Excludes nonrecurring items and divested operations.

All figures shown are subject to year-end audit.
                                                                     Page 5 of 6

              SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS
                               BY INDUSTRY SEGMENT
                           EG&G, Inc. and Subsidiaries

                                             Nine Months Ended Sept. 27, 1998                Nine Months Ended Sept. 28, 1997
                                             --------------------------------                --------------------------------
                                             Total        Divested          Base            Total        Divested            Base
(In thousands)                          Operations      Operations    Operations(a)    Operations      Operations      Operations(a)
--------------                          ----------      ----------    ----------       ----------      ----------      ----------
INSTRUMENTS
Sales ..............................    $  227,411                                     $  214,738      $   (7,912)     $  206,826
Operating Income Before Nonrecurring        19,216                                         16,959          (1,029)         15,930
                                               8.4%                                           7.9%           13.0%            7.7%
Restructuring Charges ..............       (12,494)                                            --
Integration Costs ..................            --                                         (2,670)
Gains on Dispositions ..............            --                                          1,602
Operating Income ...................         6,722                                         15,891

MECHANICAL COMPONENTS
Sales ..............................    $  145,805      $  (22,666)   $  123,139       $  216,452      $ (124,163)     $   92,289
Operating Income Before Nonrecurring        16,710          (2,127)       14,583           22,161         (17,389)          4,772
                                              11.5%            9.4%         11.8%            10.2%           14.0%            5.2%
Restructuring Charges ..............        (9,870)                                            --
Integration Costs ..................          (600)                                          (139)
Gains on Dispositions ..............       125,822                                          4,223
Operating Income ...................       132,062                                         26,245

OPTOELECTRONICS
Sales ..............................    $  194,766                                     $  191,181
Operating Income Before Nonrecurring        14,122                                          5,744
                                               7.3%                                           3.0%
Restructuring Charges ..............       (20,316)                                            --
Asset Impairment Charge ............            --                                        (26,700)
Integration Costs ..................            --                                         (1,117)
Operating Income  (Loss) ...........        (6,194)                                       (22,073)

TECHNICAL SERVICES
Sales ..............................    $  487,723                                     $  451,675
Operating Income Before Nonrecurring        37,247                                         27,641
                                               7.6%                                           6.1%
Restructuring Charges ..............        (7,913)                                            --
Contract Closeout Costs ............        (2,300)                                            --
Asset Impairment Charge ............        (7,400)                                        (1,500)
Integration Costs ..................            --                                           (288)
Operating Income ...................        19,634                                         25,853

GENERAL CORPORATE EXPENSES
Before Nonrecurring ................    $  (24,401)                                    $  (18,398)
Charitable Contribution ............        (3,000)                                            --
Restructuring Charges ..............        (3,907)                                            --
Integration Costs ..................            --                                           (868)
General Corporate Expenses .........       (31,308)                                       (19,266)

CONTINUING OPERATIONS
Sales ..............................    $1,055,705      $  (22,666)   $1,033,039       $1,074,046      $ (132,075)     $  941,971
Operating Income Before Nonrecurring        62,894          (2,127)       60,767           54,107         (18,418)         35,689
                                               6.0%            9.4%          5.9%             5.0%           13.9%            3.8%
Charitable Contribution ............        (3,000)                                            --
Restructuring Charges ..............       (54,500)                                            --
Contract Closeout Costs ............        (2,300)                                            --
Integration Costs ..................          (600)                                        (5,082)
Asset Impairment Charge ............        (7,400)                                       (28,200)
Gains on Dispositions ..............       125,822                                          5,825
Operating Income ...................       120,916                                         26,650

(a)  Excludes   nonrecurring   items,   contract  closeout  costs  and  divested
operations.
All figures shown are subject to year-end audit.
                                                                     Page 6 of 6